EXHIBIT 11


                       SYNAPTIC PHARMACEUTICAL CORPORATION

                    Computation of Primary Net Loss Per Share


                                 Three Months               Six Months
                                Ended June 30,             Ended June 30,
                              1997         1996          1997         1996
                           ----------   ----------    ----------   ----------
Weighted average common
  shares outstanding        7,646,085    7,575,452     7,640,454    7,534,736
                           ==========   ==========    ==========   ==========

Net loss                  ($  959,000) ($1,056,000)  ($2,095,000) ($2,159,000)
                           ==========   ==========    ==========   ==========

Net loss per share             $(0.13)      ($0.14)       $(0.27)      ($0.29)
                                 ====         ====          ====        =====

                                   EXHIBIT 11


                       SYNAPTIC PHARMACEUTICAL CORPORATION

                 Computation of Fully Diluted Net Loss Per Share


                                Three Months                  Six Months
                               Ended June 30,                Ended June 30,
                                1997         1996          1997         1996
                             ----------   ----------    ----------   ----------

Weighted average common
  shares outstanding          7,646,085    7,575,452     7,640,454    7,534,736

Shares underlying common
  stock options outstanding
  considered exercised,
  based on the treasury
  stock method                  273,789      310,066       285,681      308,414

Shares underlying 1993
  Warrants outstanding
  considered exercised,
  based on the treasury
  stock method                   39,866       52,024        41,486       55,145
                             ----------   ----------    ----------   ----------
Shares used in computation
  of net loss per share       7,959,740    7,937,542     7,967,621    7,898,295
                             ==========   ==========    ==========   ==========

Net loss                    ($  959,000) ($1,056,000)  ($2,095,000) ($2,159,000)
                             ==========   ==========    ==========   ==========

Net loss per share              ($0.12)       ($0.13)       ($0.26)      ($0.27)
                                 =====         =====         =====        =====